                   MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.
              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                 INCREASING THE AUTHORIZED CAPITAL STOCK OF THE
                                  CORPORATION


     MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

     FIRST:    The Corporation is registered as an open-end company under the
Investment Company Act of 1940, as amended, with authority to issue TWO BILLION NINE HUNDRED MILLION (2,900,000,000) shares of capital stock. The Corporation has four classes of capital stock consisting of THREE HUNDRED MILLION (300,000,000) shares of Class A Common Stock, ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and NINE HUNDRED MILLION (900,000,000) shares of Class D Common Stock. All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of TWO HUNDRED NINETY MILLION Dollars ($290,000,000).

     SECOND:   The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases (a) the total number of authorized shares of Class A Common Stock of the Corporation by ONE HUNDRED FIFTY MILLION (150,000,000) shares and (b) the total number of authorized shares of Class B Common Stock of the Corporation by FIVE HUNDRED MILLION (500,000,000) shares.

     THIRD:    After this increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have authority to issue THREE BILLION FIVE HUNDRED FIFTY MILLION (3,550,000,000) shares of capital stock and the capital stock will consist of FOUR HUNDRED FIFTY MILLION (450,000,000) shares of Class A Common Stock, TWO BILLION (2,000,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and NINE HUNDRED MILLION (900,000,000) shares of Class D Common Stock.

     FOURTH:   After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of THREE HUNDRED FIFTY-FIVE MILLION Dollars ($355,000,000).
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     IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by a duly authorized officer and attested by its Secretary on November 12, 1997.

                                 MERRILL LYNCH GLOBAL ALLOCATION
                                  FUND, INC.



                                 By: /s/ Terry K. Glenn
                                     -----------------------
                                 Name:   Terry K. Glenn
                                 Title:  Executive Vice President


Attest:



/s/ James W. Harshaw
---------------------------
James W. Harshaw, Secretary



     THE UNDERSIGNED officer of MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., who executed on behalf of said CORPORATION the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.



                                 /s/ Terry K. Glenn
                                 ------------------------------
                                 Name:  Terry K. Glenn
                                 Title: Executive Vice President

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